EXHIBIT 99.1

1 Helen of Troy Plaza
El Paso, TX 79912
915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS
SECOND QUARTER RESULTS

EL PASO, Texas, Oct. 11 - Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and earnings for the second quarter ended August 31, 2005.

Second quarter sales declined 7.7 percent to $130,389,000 versus sales of $141,229,000 in the same period of the prior year. Second quarter net earnings were $9,452,000, or $0.30 per diluted share, compared with $18,848,000, or $0.57 per diluted share for the same period a year earlier, a decline of 49.9 percent.

Sales for the six month period ended August 31, 2005, increased 3.8 percent to $257,781,000 versus $248,250,000 for the previous year. Net earnings for the first half of this year were $19,999,000, or 63 cents per diluted share, versus $33,331,000, or $1.02 per diluted share in the same period of last year, a decline of 40 percent. Decreases in sales in the Company’s personal care segment, and increases in selling, general and administrative expenses during the quarter, were the primary reasons for the net earnings decline.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s results, stated, “Second quarter sales and earnings were less than we had expected. Challenging and difficult economic conditions in our market place have prevailed over the past few quarters. We believe this environment may continue into the second half of our current fiscal year. These conditions over the past quarter have been negatively impacted by declining consumer confidence, along with continued higher oil and energy costs. We believe these factors have negatively impacted consumer spending, so we are therefore revising our guidance for the current fiscal year.

“Full year sales for fiscal 2006, ending February 28, 2006, are currently expected to be in the range of $575 to $590 million versus last year sales of $582 million, and previous sales guidance of $615 to $640 million. Fully diluted earnings per share for fiscal 2006 are currently expected to be in the range of $1.80 to $1.90 per diluted share, versus last year fully diluted earnings per share of $2.35, and our previous guidance of $2.50 to $2.60 per diluted share. Sales for the second half of fiscal 2006 are currently expected to be in the range of $317 to $332 million versus prior year second half sales of $333 million. Net earnings per diluted share for the second half are currently expected to be in the range of $1.17 to $1.27 per diluted share versus the prior year second half earnings per diluted share of $1.33.

“On a more positive note, we are pleased to report that our OXO housewares segment continues to be an industry leader in sales growth, and Idelle Labs’ grooming, skin and hair care product sales continue to exceed prior year results. As we previously discussed, this year has been a year of rebuilding our corporate support infrastructure and preparing to integrate OXO fulfillment operations into our processing systems. We are therefore pleased to report that our new 1.2 million square foot warehouse facilities in Mississippi and the related OXO conversion project continue to progress on schedule. We currently expect selling, general and administrative expenses to be reduced in the range of $8 to $10 million annually once we have fully completed both our new distribution and warehouse facilities and OXO fulfillment integration programs.

“Helen of Troy’s balance sheet as of August 31, 2005, continues to be strong, with cash of $8 million and stockholders’ equity of $445 million, an increase of $68 million in stockholders’ equity from the comparable period last year. Our accounts receivable at quarter-end was $111 million,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release. The teleconference begins at 11 a.m. ET today, Tuesday, October 11, 2005. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through November 30, 2005.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, trash and automotive categories. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter®licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., and Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned brands include OXO®, Good Grips®, Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Skin Milk®, TimeBlock®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL™, Nandi™, Isobel™ and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® owned brands to the professional beauty salon industry.

This press release contains certain forward-looking statements, which are subject to change including the statements regarding sales and earnings guidance for fiscal year 2006, our view of the economic conditions in the second half of fiscal 2006, and anticipated selling, general and administrative expenses reductions in fiscal year 2007. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The actual results may differ materially from those described in any forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2005 and the Form 10-Q for the quarters ended May 31, 2005 and August 31, 2005, in the sections entitled “FORWARD-LOOKING INFORMATION AND FACTORS THAT MAY AFFECT FUTURE RESULTS.”

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	The Three Months Ended August 31,				The Six Months Ended August 31,
	2005		2004		2005		2004

Net sales	$130,389	100.0%	141,229	100.0%	257,781	100.0%	248,250	100.0%
Cost of sales	70,171	53.8%	74,316	52.6%	138,871	53.9%	131,097	52.8%

Gross profit	60,218	46.2%	66,913	47.4%	118,910	46.1%	117,153	47.2%

Selling, general, and administrative expense	46,088	35.3%	41,646	29.5%	89,482	34.7%	72,986	29.4%

Operating income	14,130	10.8%	25,267	17.9%	29,428	11.4%	44,167	17.8%

Other income (expense):
Interest expense	(3,795)	-2.9%	(2,681)	-1.9%	(7,058)	-2.7%	(3,675)	-1.5%
Other income, net	403	0.3%	15	0.0%	345	0.1%	119	0.0%

Total other income (expense)	(3,392)	-2.6%	(2,666)	-1.9%	(6,713)	-2.6%	(3,556)	-1.4%

Earnings before income taxes	10,738	8.2%	22,601	16.0%	22,715	8.8%	40,611	16.4%

Income tax expense	1,286	1.0%	3,753	2.7%	2,716	1.0%	7,058	2.9%

Income from continuing operations	9,452	7.2%	18,848	13.3%	19,999	7.8%	33,553	13.5%

Loss from discontinued segment's operations, net of tax benefit (expense) of $442 through August 2004	-	0.0%	-	0.0%	-	0.0%	(222)	-0.1%

Net earnings	$9,452	7.2%	$18,848	13.3%	$19,999	7.8%	$33,331	13.4%

Earnings per share:
Diluted
Continuing operations	$0.30		$0.57		$0.63		$1.03
Discontinued operations	$-		$-		$-		$(0.01)
Total diluted earnings per share	$0.30		$0.57		$0.63		$1.02

Weighted average shares of common stock used in computing net earnings per share
Diluted	31,877.00		32,907.00		31,945.00		32,816.00

HELEN OF TROY LIM ITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information
(unaudited)
(in thousands)

	8/31/2005	8/31/2004

Cash	$8,124	$11,771

Marketable securities, at market value	258	335

Accounts receivable	110,813	105,776

Inventory	207,302	146,935

Total current assets	340,513	280,638

Total assets	873,033	782,491

Total current liabilities	168,521	135,690

Total long term liabilities	260,000	270,000

Stockholders equity	444,512	376,801

HELEN OF TROY LIMITED AND SUBSIDIARIES

EBITDA EXCLUDING DISCONTINUED OPERATIONS
(unaudited)
(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2005	2004	2005	2004

Net earnings from continuing operations	$9,452	$18,848	$19,999	$33,553
Interest income / Expense, net	3,745	2,619	6,923	3,270
Income tax expense	1,286	3,753	2,716	7,058
Depreciation and amortization	2,892	2,157	5,618	3,706

EBITDA (Earnings before interest, taxes, depreciation and amortization) excluding discontinued operations	$17,375	$27,377	$35,256	$47,587

This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table which reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter and six months ended August 31, 2005, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for financial measures prepared in accordance with GAAP.

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2005